Exhibit 10(g) -3

EXECUTION COPY

AMENDMENT NO. 1

Dated as of October 23, 2009

to

CREDIT AGREEMENT

Dated as of May 29, 2009

THIS AMENDMENT NO. 1 (“Amendment”) is made as of October 23, 2009 by and among Ethan Allen Global, Inc. (the “Borrower”), Ethan Allen Interiors Inc. (“Holdings”), the financial institutions listed on the signature pages hereof and JPMorgan Chase Bank, N.A., as Administrative Agent (in such capacity, the “Administrative Agent”) under that certain Credit Agreement dated as of May 29, 2009 by and among the Borrower, Holdings, the Lenders and the Administrative Agent (as may be further amended, supplemented or otherwise modified from time to time, the “Credit Agreement”).  Capitalized terms used herein and not otherwise defined herein shall have the respective meanings given to them in the Credit Agreement.

WHEREAS, the Borrower has requested that the Lenders and the Administrative Agent agree to certain amendments to the Credit Agreement;

WHEREAS, the Lenders party hereto and the Administrative Agent have agreed to such amendments on the terms and conditions set forth herein;

NOW, THEREFORE, in consideration of the premises set forth above, the terms and conditions contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Borrower, Holdings, the Lenders party hereto and the Administrative Agent have agreed to enter into this Amendment.

1.             Amendments to Credit Agreement.  Effective as of the date of satisfaction of the conditions precedent set forth in Section 2 below, the Credit Agreement is hereby amended as follows:

(a)           Section 1.01 of the Credit Agreement is amended to replace the corresponding previously existing definitions as follows:

“Amendment No. 1 Effective Date” means October 23, 2009.

“IP Collateral Trigger Date” means the Amendment No. 1 Effective Date.

“Issuing Bank” means, as the context may require, (i) Chase, with respect to Letters of Credit issued by it, or (ii) Wells Fargo Retail Finance, LLC and its affiliates, with respect to Letters of Credit issued by it, in each case in its capacity as an issuer of Letters of Credit hereunder, and its successors in such capacity as provided in Section 2.06(i).  Each Issuing Bank may, in its discretion, arrange for one or more Letters of Credit to be issued by Affiliates of such Issuing Bank, in which case the term “Issuing

Bank” shall include any such Affiliate with respect to Letters of Credit issued by such Affiliate.

(b)           The definition of “Borrowing Base” appearing in Section 1.01 of the Credit Agreement is amended to add the parenthetical “(provided that availability represented by Eligible Accounts included in the Borrowing Base shall not at any time exceed $10,000,000)” immediately after the phrase “Eligible Accounts at such time” appearing in clause (b) thereof.

(c)           The definition of “Change in Law” appearing in Section 1.01 of the Credit Agreement is amended to (i) delete the first reference to “the Issuing Bank” appearing therein and to replace such reference with “any Issuing Bank” and (ii) delete the second reference to “the Issuing Bank’s” appearing therein and to replace such reference with “such Issuing Bank’s”.

(d)           The definitions of “Defaulting Lender”, “Excluded Taxes” and “Obligations” appearing in Section 1.01 of the Credit Agreement are amended to delete each reference to “the Issuing Bank” appearing therein and to replace each such reference with “any Issuing Bank”.

(e)           The definition of “Eligible Inventory” appearing in Section 1.01 of the Credit Agreement is amended to (i) delete the phrase “, to the extent requested by the Administrative Agent in its Permitted Discretion,” appearing in clause (g) thereof and (ii) delete the phrase “sixty (60) days following the Effective Date” appearing in clause (g)(iii) thereof and to replace such phrase with the phrase “thirty (30) days following the Amendment No. 1 Effective Date”.

(f)            The definition of “Excluded Assets” appearing in Section 1.01 of the Credit Agreement is amended to (i) delete the comma appearing at the end of clause (i) thereof and to replace such comma with the word “and”, (ii) delete the word “and” appearing at the end of clause (ii) thereof and (iii) delete clause (iii) thereof in its entirety.

(g)           The definition of “Fixed Charge Coverage Ratio” appearing in Section 1.01 of the Credit Agreement is amended to add the phrase “, plus cash Rentals,” immediately after the reference to “EBITDA” appearing therein.

(h)           The definition of “LC Disbursement” appearing in Section 1.01 of the Credit Agreement is amended to delete the reference to “the Issuing Bank” appearing therein and to replace such reference with “an Issuing Bank”.

(i)            The definition of “Material Adverse Effect” appearing in Section 1.01 of the Credit Agreement is amended to delete the reference to “the Issuing Bank” appearing therein and to replace such reference with “the Issuing Banks”.

(j)            The definition of “Negative Covenant Permission Trigger” appearing in Section 1.01 of the Credit Agreement is amended to add the phrase “at the time thereof and for the six (6) month period following such acquisition or payment as determined based on the updated Projections most recently delivered to the Lenders, which Projections (x) shall have been delivered no earlier than the date that is thirty (30) days prior to such acquisition or payment and (y) must be reasonably satisfactory to the Administrative Agent” immediately after the phrase “including pro forma effect” appearing therein.

(k)           The definition of “Secured Parties” appearing in Section 1.01 of the Credit Agreement is amended to (i) delete the first reference to “the Issuing Bank” appearing therein and to replace such reference with “each Issuing Bank” and (ii) delete the second reference to “the Issuing Bank” appearing therein and to replace such reference with “the Issuing Banks”.

(l)            Section 2.05(d) of the Credit Agreement is amended to (i) delete the phrase “shall request settlement” appearing therein and to replace such phrase with the phrase “shall effect settlement” and (ii) delete the phrase “Settlement is requested” appearing therein and to replace such phrase with the phrase “Settlement is effected”.

(m)          Section 2.06 of the Credit Agreement is amended and restated in its entirety to read as follows:

SECTION 2.06.  Letters of Credit.  (a) General.  Subject to the terms and conditions set forth herein, the Borrower may request the issuance of Letters of Credit for its own account, in a form reasonably acceptable to the Administrative Agent and the relevant Issuing Bank, at any time and from time to time during the Availability Period.  In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of letter of credit application or other agreement submitted by the Borrower to, or entered into by the Borrower with, the relevant Issuing Bank relating to any Letter of Credit, the terms and conditions of this Agreement shall control.  The letters of credit identified on Schedule 2.06 (the “Existing Letters of Credit”) shall be deemed to be “Letters of Credit” issued on the Effective Date for all purposes of the Loan Documents.

(b) Notice of Issuance, Amendment, Renewal, Extension; Certain Conditions.  To request the issuance of a Letter of Credit (or the amendment, renewal or extension of an outstanding Letter of Credit), the Borrower shall hand deliver or facsimile (or transmit by electronic communication, if arrangements for doing so have been approved by the relevant Issuing Bank) to an Issuing Bank and the Administrative Agent (reasonably in advance of the requested date of issuance, amendment, renewal or extension) a notice requesting the issuance of a Letter of Credit, or identifying the Letter of Credit to be amended, renewed or extended, and specifying the date of issuance, amendment, renewal or extension (which shall be a Business Day), the date on which such Letter of Credit is to expire (which shall comply with paragraph (c) of this Section), the amount of such Letter of Credit, the name and address of the beneficiary thereof and such other information as shall be necessary to prepare, amend, renew or extend such Letter of Credit.  If requested by such Issuing Bank, the Borrower also shall submit a letter of credit application and (in the case of a commercial Letter of Credit) a master agreement for the issuance of commercial Letters of Credit, in each case on such Issuing Bank’s standard form in connection with any request for a Letter of Credit.  A Letter of Credit shall be issued, amended, renewed or extended only if (and upon issuance, amendment, renewal or extension of each Letter of Credit the Borrower shall be deemed to represent and warrant that), after giving effect to such issuance, amendment, renewal or extension (i) the LC Exposure shall not exceed $30,000,000, (ii) the Standby LC Exposure shall not exceed $25,000,000 and (iii) the total Revolving Exposures shall not exceed the lesser of the Aggregate Commitment and the Borrowing Base.

(c) Expiration Date.  Each Letter of Credit shall expire at or prior to the close of business on the earlier of (i) the date one year after the date of the issuance of such Letter of Credit (or, in the case of any renewal or extension thereof, one year after such renewal or extension) and (ii) the date that is five (5) Business Days prior to the Maturity Date.

(d) Participations.  By the issuance of a Letter of Credit (or an amendment to a Letter of Credit increasing the amount thereof) and without any further action on the part of any Issuing Bank or the Lenders, each Issuing Bank hereby grants to each Lender, and each Lender hereby acquires from each Issuing Bank, a participation in such Letter of Credit equal to such Lender’s Applicable Percentage of the aggregate amount available to be drawn under such Letter of Credit.  In consideration and in furtherance of the foregoing, each Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for the account of the relevant Issuing Bank, such Lender’s Applicable Percentage of each LC Disbursement made by such Issuing Bank and not reimbursed by the Borrower on the date due as provided in paragraph (e) of this Section, or of any reimbursement payment required to be refunded to the Borrower for any reason.  Each Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Letter of Credit or the occurrence and continuance of a Default or reduction or termination of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.

(e) Reimbursement.  If any Issuing Bank shall make any LC Disbursement in respect of a Letter of Credit, the Borrower shall reimburse such LC Disbursement by paying to the Administrative Agent an amount equal to such LC Disbursement not later than 12:00 noon, New York City time, on the date that such LC Disbursement is made, if the Borrower shall have received notice of such LC Disbursement prior to 10:00 a.m., New York City time, on such date, or, if such notice has not been received by the Borrower prior to such time on such date, then not later than 12:00 noon, New York City time, on (i) the Business Day that the Borrower receives such notice, if such notice is received prior to 10:00 a.m., New York City time, on the day of receipt, or (ii) the Business Day immediately following the day that the Borrower receives such notice, if such notice is not received prior to such time on the day of receipt; provided that, subject to the conditions to borrowing set forth herein, request in accordance with Section 2.03 or 2.05 that such payment be financed with an ABR Revolving Borrowing or Swingline Loan in an equivalent amount and, to the extent so financed, the Borrower’s obligation to make such payment shall be discharged and replaced by the resulting ABR Revolving Borrowing or Swingline Loan.  If the Borrower fails to make such payment when due, the Administrative Agent shall notify each Lender of the applicable LC Disbursement, the payment then due from the Borrower in respect thereof and such Lender’s Applicable Percentage thereof.  Promptly following receipt of such notice, each Lender shall pay to the Administrative Agent its Applicable Percentage of the payment then due from the Borrower, in the same manner as provided in Section 2.07 with respect to Loans made by such Lender (and Section 2.07 shall apply, mutatis mutandis, to the payment obligations of the Lenders), and the Administrative Agent shall promptly pay to such Issuing Bank the amounts so received by it from the Lenders.  Promptly following receipt by the Administrative Agent of any payment from the Borrower pursuant to this paragraph, the Administrative Agent shall distribute such payment to the relevant Issuing Bank or, to the extent that Lenders have made payments pursuant to this paragraph to reimburse such Issuing Bank, then to such Lenders and such Issuing Bank as their interests may appear.  Any payment made by a Lender pursuant to this paragraph to reimburse an Issuing Bank for any LC Disbursement (other than the funding of ABR Revolving Loans or a Swingline Loan as contemplated above) shall not constitute a Loan and shall not relieve the Borrower of its obligation to reimburse such LC Disbursement.

(f) Obligations Absolute.  The Borrower’s obligation to reimburse LC Disbursements as provided in paragraph (e) of this Section shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Letter of Credit or this Agreement, or any term or provision therein, (ii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (iii) payment by an Issuing Bank under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit, or (iv) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of, or provide a right of setoff against, the Borrower’s obligations hereunder.  Neither the Administrative Agent, the Lenders nor any Issuing Bank, nor any of their Related Parties, shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of the relevant Issuing Bank; provided that the foregoing shall not be construed to excuse any Issuing Bank from liability to the Borrower to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by the Borrower to the extent permitted by applicable law) suffered by the Borrower that are caused by such Issuing Bank’s failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof.  The parties hereto expressly agree that, in the absence of gross negligence or willful misconduct on the part of any Issuing Bank (as finally determined by a court of competent jurisdiction), such Issuing Bank shall be deemed to have exercised care in each such determination.  In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented which appear on their face to be in substantial compliance with the terms of a Letter of Credit, each Issuing Bank may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit.

(g) Disbursement Procedures.  Each Issuing Bank shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit.  Each Issuing Bank shall promptly notify the Administrative Agent and the Borrower by telephone (confirmed by facsimile) of such demand for payment and whether such Issuing Bank has made or will make an LC Disbursement thereunder; provided that any failure to give or delay in giving such notice shall not relieve the Borrower of its obligation to reimburse such Issuing Bank and the Lenders with respect to any such LC Disbursement.

(h) Interim Interest.  If any Issuing Bank shall make any LC Disbursement, then, unless the Borrower shall reimburse such LC Disbursement in full on the date such LC Disbursement is made, the unpaid amount thereof shall bear interest, for each day from and including the date such LC Disbursement is made to but excluding the date that the Borrower reimburses such LC Disbursement, at the rate per annum then applicable to ABR Revolving Loans; provided that, if the Borrower fails to reimburse such LC Disbursement when due pursuant to paragraph (e) of this Section, then Section 2.13(d)

shall apply.  Interest accrued pursuant to this paragraph shall be for the account of such Issuing Bank, except that interest accrued on and after the date of payment by any Lender pursuant to paragraph (e) of this Section to reimburse such Issuing Bank shall be for the account of such Lender to the extent of such payment.

(i) Replacement of an Issuing Bank.  Any Issuing Bank may be replaced at any time by written agreement among the Borrower, the Administrative Agent, the replaced Issuing Bank and the successor Issuing Bank.  The Administrative Agent shall notify the Lenders of any such replacement of an Issuing Bank.  At the time any such replacement shall become effective, the Borrower shall pay all unpaid fees accrued for the account of the replaced Issuing Bank pursuant to Section 2.12(b).  From and after the effective date of any such replacement, (i) the successor Issuing Bank shall have all the rights and obligations of an Issuing Bank under this Agreement with respect to Letters of Credit to be issued thereafter and (ii) references herein to the term “Issuing Bank” shall be deemed to refer to such successor or to any previous Issuing Bank, or to such successor and all previous Issuing Banks, as the context shall require.  After the replacement of an Issuing Bank hereunder, the replaced Issuing Bank shall remain a party hereto and shall continue to have all the rights and obligations of an Issuing Bank under this Agreement with respect to Letters of Credit issued by it prior to such replacement, but shall not be required to issue additional Letters of Credit.

(j) Cash Collateralization.  If any Event of Default shall occur and be continuing, on the Business Day that the Borrower receives notice from the Administrative Agent or the Required  Lenders (or, if the maturity of the Loans has been accelerated, Lenders with LC Exposure representing greater than 50% of the total LC Exposure) demanding the deposit of cash collateral pursuant to this paragraph, the Borrower shall deposit in an account with the Administrative Agent, in the name of the Administrative Agent and for the benefit of the Secured Parties (the “LC Collateral Account”), an amount in cash equal to 103% of the LC Exposure as of such date plus accrued and unpaid interest thereon; provided that the obligation to deposit such cash collateral shall become effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Event of Default with respect to the Borrower described in clause (h) or (i) of Article VII.  Such deposit shall be held by the Administrative Agent as collateral for the payment and performance of the Secured Obligations.  The Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account and the Borrower hereby grants the Administrative Agent a security interest in the LC Collateral Account.  Other than any interest earned on the investment of such deposits, which investments shall be made at the option and Permitted Discretion of the Administrative Agent and at the Borrower’s risk and expense, such deposits shall not bear interest.  Interest or profits, if any, on such investments shall accumulate in such account.  Moneys in such account shall be applied by the Administrative Agent to reimburse the relevant Issuing Bank for LC Disbursements for which it has not been reimbursed and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of the Borrower for the LC Exposure at such time or, if the maturity of the Loans has been accelerated (but subject to the consent of Lenders with LC Exposure representing greater than 50% of the total LC Exposure), be applied to satisfy other Secured Obligations.  If the Borrower is required to provide an amount of cash collateral hereunder as a result of the occurrence of an Event of Default, such amount (to the extent not applied as aforesaid) shall be returned to the Borrower within three (3) Business Days after all such Defaults have been cured or waived.

(n)           Section 2.07(a) of the Credit Agreement is amended to (i) delete the time “2:00 p.m.” appearing therein and to replace such time with the time “3:00 p.m.” and (ii) add the word “relevant” immediately prior to the reference to “Issuing Bank” appearing therein.

(o)           Sections 2.12(d), 2.18(f) and 10.09 of the Credit Agreement are amended to add the word “relevant” immediately prior to each reference to “Issuing Bank” appearing therein.

(p)           Section 2.12(b) of the Credit Agreement is amended to (i) add the word “relevant” immediately prior the first reference to “Issuing Bank” appearing therein, (ii) delete the second reference to “the Issuing Bank” appearing therein and to replace such reference with “such Issuing Bank”, (iii) delete the third reference to “the Issuing Bank” appearing therein and to replace such reference with “any Issuing Bank” and (iv) add the phrase “attributable to Letters of Credit issued by such Issuing Bank” immediately following the first parenthetical appearing in clause (ii) thereof.

(q)           Section 2.15 of the Credit Agreement is amended and restated in its entirety to read as follows:

SECTION 2.15.  Increased Costs.  (a) If any Change in Law shall:

(i) impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender (except any such reserve requirement reflected in the Adjusted LIBO Rate) or any Issuing Bank; or

(ii) impose on any Lender or any Issuing Bank or the London interbank market any other condition affecting this Agreement or Eurodollar Loans made by such Lender or any Letter of Credit or participation therein;

and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Eurodollar Loan (or of maintaining its obligation to make any such Loan) or to increase the cost to such Lender or such Issuing Bank of participating in, issuing or maintaining any Letter of Credit or to reduce the amount of any sum received or receivable by such Lender or such Issuing Bank hereunder (whether of principal, interest or otherwise), then the Borrower will pay to such Lender or such Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or such Issuing Bank, as the case may be, for such additional costs incurred or reduction suffered.

(b) If any Lender or any Issuing Bank determines that any Change in Law regarding capital requirements has or would have the effect of reducing the rate of return on such Lender’s or such Issuing Bank’s capital or on the capital of such Lender’s or such Issuing Bank’s holding company, if any, as a consequence of this Agreement or the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by such Issuing Bank, to a level below that which such Lender or such Issuing Bank or such Lender’s or such Issuing Bank’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or such Issuing Bank’s policies and the policies of such Lender’s or such Issuing Bank’s holding company with respect to capital adequacy), then from time to time the Borrower will pay to such Lender or such Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or such Issuing Bank or such Lender’s or such Issuing Bank’s holding company for any such reduction suffered.

(c) A certificate of a Lender or an Issuing Bank setting forth the amount or amounts necessary to compensate such Lender or such Issuing Bank or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section shall be delivered to the Borrower and shall be conclusive absent manifest error.  The Borrower shall pay such Lender or such Issuing Bank, as the case may be, the amount shown as due on any such certificate within ten (10) days after receipt thereof.

(d) Failure or delay on the part of any Lender or any Issuing Bank to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s or such Issuing Bank’s right to demand such compensation; provided that the Borrower shall not be required to compensate a Lender or an Issuing Bank pursuant to this Section for any increased costs or reductions incurred more than 270 days prior to the date that such Lender or such Issuing Bank, as the case may be, notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or such Issuing Bank’s intention to claim compensation therefor; provided further that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 270-day period referred to above shall be extended to include the period of retroactive effect thereof.

(r)            Section 2.17 of the Credit Agreement is amended and restated in its entirety to read as follows:

SECTION 2.17.  Taxes.  (a) Any and all payments by or on account of any obligation of the Borrower hereunder shall be made free and clear of and without deduction for any Indemnified Taxes or Other Taxes; provided that if the Borrower shall be required to deduct any Indemnified Taxes or Other Taxes from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) the Administrative Agent, Lender or the relevant Issuing Bank (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions and (iii) the Borrower shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

(b) In addition, the Borrower shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

(c) The Borrower shall indemnify the Administrative Agent, each Lender and each Issuing Bank, within ten (10) days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes paid by the Administrative Agent, such Lender or such Issuing Bank, as the case may be, on or with respect to any payment by or on account of any obligation of the Borrower hereunder (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority.  A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender or an Issuing Bank, or by the Administrative Agent on its own behalf or on behalf of a Lender or an Issuing Bank, shall be conclusive absent manifest error.

(d) Each Lender and each Issuing Bank shall indemnify the Borrower and the Administrative Agent, within ten (10) days after written demand therefor, against any and all Taxes and any and all related losses, claims, liabilities, penalties, interest and reasonable expenses (including the fees, charges and disbursements of any counsel for the Borrower or the Administrative Agent) incurred by or asserted against the Borrower or the Administrative Agent by any Governmental Authority as a result of the failure by such Lender or such Issuing Bank, as the case may be, to deliver, or as a result of the inaccuracy, inadequacy or deficiency of, any documentation required to be delivered to the Borrower or the Administrative Agent pursuant to Section 2.17(f).  Each Lender and each Issuing Bank hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender or such Issuing Bank, as the case may be, under this Agreement or any other Loan Document against any amount due to the Administrative Agent under this Section 2.17(d).

(e) As soon as practicable after any payment of Indemnified Taxes or Other Taxes by the Borrower to a Governmental Authority, the Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(f) Any Foreign Lender that is entitled to an exemption from or reduction of withholding tax under the law of the jurisdiction in which the Borrower is located, or any treaty to which such jurisdiction is a party, with respect to payments under this Agreement shall deliver to the Borrower (with a copy to the Administrative Agent), at the time or times prescribed by applicable law, such properly completed and executed documentation prescribed by applicable law or reasonably requested by the Borrower as will permit such payments to be made without withholding or at a reduced rate.

(g) If the Administrative Agent or a Lender determines, in its sole good faith discretion, that it has received a refund of any Taxes or Other Taxes as to which it has been indemnified by the Borrower or with respect to which the Borrower has paid additional amounts pursuant to this Section 2.17, it shall pay over such refund to the Borrower (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrower under this Section 2.17 with respect to the Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses of the Administrative Agent or such Lender and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided, that the Borrower, upon the request of the Administrative Agent or such Lender, agrees to repay the amount paid over to the Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent or such Lender in the event the Administrative Agent or such Lender is required to repay such refund to such Governmental Authority. This Section shall not be construed to require the Administrative Agent or any Lender to make available its tax returns (or any other information relating to its taxes which it deems confidential) to the Borrower or any other Person.

(s)           Section 2.18(a) of the Credit Agreement is amended to delete the reference to “the Issuing Bank” appearing therein and to replace such reference with “an Issuing Bank”.

(t)            Sections 2.18(b), 9.03(a), 9.03(c), 9.05, 9.09(b), 9.13, 10.02, 10.03 and 10.07 of

the Credit Agreement are amended to delete each reference to “the Issuing Bank” appearing therein and to replace each such reference with “any Issuing Bank”.

(u)           Section 2.18(e) of the Credit Agreement is amended to (i) delete the first and second references to “the Issuing Bank” appearing therein and to replace each such reference with “the Issuing Banks”, (ii) delete the third reference to “the Issuing Bank” appearing therein and to replace such reference with “each Issuing Bank” and (iii) add the word “such” immediately prior to the fourth reference to “the Issuing Bank” appearing therein.

(v)           Section 2.19(b) of the Credit Agreement is amended to delete the parenthetical “(and if a Commitment is being assigned, the Issuing Bank)” appearing therein.

(w)          Section 2.20(c)(v) of the Credit Agreement is amended to (i) delete the first reference to “the Issuing Bank” appearing therein and to replace such reference with “any Issuing Bank” and (ii) add the word “relevant” immediately prior to the second reference to “the Issuing Bank” appearing therein.

(x)            Section 2.20(d) of the Credit Agreement is amended to delete the phrase “the Issuing Bank shall not” appearing therein and to replace such phrase with the phrase “no Issuing Bank shall”.

(y)           Section 2.20 of the Credit Agreement is amended to the delete the reference to “the Issuing Bank” appearing in the final paragraph thereof and to replace such reference with the phrase “the relevant Issuing Bank(s)”.

(z)            Section 4.01 of the Credit Agreement is amended to delete each reference to “the Issuing Bank” appearing in the first and last paragraphs thereof and to replace each such reference with “the Issuing Banks”.

(aa)         Section 4.02, 9.04(c)(i), 10.01, 10.05, 10.06, 10.11 and 10.12 and Article VIII of the Credit Agreement is amended to delete each reference to “the Issuing Bank” appearing therein and to replace each such reference with “the Issuing Banks”.

(bb)         Section 5.01(d) of the Credit Agreement is amended to (i) delete the phrase “clause (a) or (b)” appearing therein and to replace such phrase with the phrase “clauses (a), (b) or (c)”, (ii) delete the phrase “clause (b)” appearing therein and to replace such phrase with the phrase “clauses (b) and (c)” and (iii) delete the phrase “clauses (a) and (b)” appearing therein and to replace such phrase with the phrase “clauses (a), (b) and (c)”.

(cc)         Section 5.11 of the Credit Agreement is amended to (i) delete the phrase “. It is anticipated that up to three (3) appraisals per year will be conducted” appearing therein and (ii) amend and restate clause (i) thereof in its entirety to read as follows:

(i) no more than, and no less than, one (1) appraisal per year will be conducted if no Loans are outstanding and no more than, and no less than, two (2) appraisals will be conducted if any Loans are outstanding (subject to the following clause (ii)),

(dd)         Section 5.12 of the Credit Agreement is amended to (i) delete the phrase “. It is anticipated that up to three (3) field examinations per year will be conducted” appearing therein and (ii) amend and restate clause (i) thereof in its entirety to read as follows:

(i) no more than, and no less than, one (1) field examination per year will be conducted if no Loans are outstanding and no more than, and no less than, two (2) field examinations will be conducted if any Loans are outstanding (subject to the following clause (ii)) Administrative Agent elects to conduct a second field examination in its sole discretion,

(ee)         Section 5.14 of the Credit is amended to delete the phrase “sixty (60) days after the Effective Date” appearing therein and to replace such phrase with the phrase “thirty (30) days after the Amendment No. 1 Effective Date”.

(ff)           Section 5.15(f) of the Credit Agreement is amended and restated in its entirety to ready as follows:

(f)  As of the Amendment No. 1 Effective Date, each Loan Party acknowledges and agrees that (i) all signature pages and exhibits to Confirmatory Grants of Security Interest and all other documents, instruments and deliveries previously provided to the Administrative Agent by such Loan Party to evidence a first priority security interest of the Administrative Agent in such Loan Party’s patents, trademarks, and copyrights, shall be automatically and irrevocably released from escrow and (ii) the Administrative Agent shall be authorized to (A) date any such items the date of the Amendment No. 1 Effective Date, (B) attach the executed signature pages of such Loan Party thereto, and (C) make all filings and take any other actions contemplated thereby in connection with creating and perfecting the Administrative Agent’s Lien on the patents, trademarks and copyrights of such Loan Party.

(gg)         Section 6.12(a) of the Credit Agreement is amended to delete the phrase “average monthly” appearing therein.

(hh)         Section 9.01(a)(iii) of the Credit Agreement is amended and restated in its entirety to ready as follows:

(iii)  if to an Issuing Bank, to it at (A) JPMorgan Chase Bank, N.A., 270 Park Avenue, 44th Floor, New York, NY 10017, Attention of Joseph A. Lisack (Telecopy No. (646) 534-2288) or (B) Wells Fargo Retail Finance, LLC, One Boston Place, 18th Floor, Boston, MA, 02108, Attention of Connie Liu (Telecopy No. (617) 523-4029);

(ii)           Section 9.02(a) of the Credit Agreement is amended to (i) delete the first and third references to “the Issuing Bank” appearing therein and to replace each such reference with “any Issuing Bank” and (ii) delete the second reference to “the Issuing Bank” appearing therein and to replace such reference with “the Issuing Banks”.

(jj)           Section 9.02(b) of the Credit Agreement is amended to (i) delete the phrase “clauses (d) and (e)” appearing in clause (ix) thereof and to replace such phrase with the phrase “clauses (c) and (d)”, (ii) add the parenthetical “(or any material portion of Collateral constituting patents, trademarks or copyrights)” immediately after the phrase “all of the Collateral” appearing in clause (ix) thereof, (iii) delete the first reference to “the Issuing Bank” appearing therein and to replace such reference with “any Issuing Bank”, (iv) delete the second reference to “the Issuing Bank” appearing therein and to replace such reference with “such Issuing Bank” and (v) delete the third reference to “the Issuing Bank” appearing therein and to replace such reference with “the Issuing Banks”.

(kk)         Section 9.02(c)(1) of the Credit Agreement is amended to add the parenthetical

“(other than a material portion of Collateral constituting patents, trademarks or copyrights)” immediately after the phrase “release its Liens on Collateral” appearing therein.

(ll)           Section 9.03(b) of the Credit Agreement is amended to (i) delete the first reference to “the Issuing Bank” appearing therein and to replace such reference with “each Issuing Bank” and (ii) delete the second reference to “the Issuing Bank” appearing therein and to replace such reference with “any Issuing Bank”.

(mm)       Section 9.04(a) of the Credit Agreement is amended to (i) add the word “relevant” immediately prior to the first and second references to “Issuing Bank” appearing therein and (ii) delete the third reference to “the Issuing Bank” appearing therein and to replace such reference with “the Issuing Banks”.

(nn)         Section 9.04(b)(i) of the Credit Agreement is amended to (i) add the word “and” immediately following the semicolon appearing at the end of clause (A) thereof, (ii) delete the phrase “; and” appearing at the end of clause (B) thereof and to replace such phrase with a period and (iii) delete clause (C) thereof in its entirety.

(oo)         Section 9.04(b)(iv) of the Credit Agreement is amended to (i) delete the first reference to “the Issuing Bank” appearing therein and to replace such reference with “the Issuing Banks” and (ii) delete the second reference to “the Issuing Bank” appearing therein and to replace such reference with “any Issuing Bank”.

(pp)         Section 9.12 of the Credit Agreement is amended to (i) delete the first reference to “the Issuing Bank” appearing therein and to replace such reference with “the Issuing Banks” and (ii) delete each subsequent reference to “the Issuing Bank” appearing therein and to replace each such reference with “any Issuing Bank”.

(qq)         Wells Fargo Retail Finance, LLC shall be an additional Lender under the Credit Agreement.  Schedule 2.01 to the Credit Agreement is replaced in its entirety with Schedule 2.01 attached hereto.

(rr)           Exhibit A to the Credit Agreement is amended to delete the phrase “and as Issuing Bank” from the signature block of the Administrative Agent appearing therein.

(ss)         Exhibit D to the Credit Agreement is amended to delete the phrase “the Issuing Bank” appearing in the preamble thereto and to replace such phrase with “an Issuing Bank”.

2.             Conditions of Effectiveness.  The effectiveness of this Amendment is subject to the conditions precedent that the Administrative Agent shall have received (a) counterparts of this Amendment duly executed by the Borrower, Holdings, the Lenders and the Administrative Agent and the Consent and Reaffirmation attached hereto duly executed by the Subsidiary Guarantors and (b) legal opinions reasonably requested by the Administrative Agent in connection with this Amendment.

3.             Representations and Warranties of Holdings and the Borrower.  Each of Holdings and the Borrower hereby represents and warrants as follows:

(a)           This Amendment and the Credit Agreement, as amended hereby, constitute legal, valid and binding obligations of such Loan Party and are enforceable against such Loan Party in accordance with their terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

(b)           As of the date hereof and giving effect to the terms of this Amendment, (i) no Default shall have occurred and be continuing and (ii) the representations and warranties of such Loan Party set forth in the Credit Agreement, as amended hereby, are true and correct as of the date hereof.

4.             Reference to and Effect on the Credit Agreement.

(a)           Upon the effectiveness hereof, each reference to the Credit Agreement in the Credit Agreement or any other Loan Document shall mean and be a reference to the Credit Agreement as amended hereby.

(b)           Except as specifically amended above, the Credit Agreement and all other documents, instruments and agreements executed and/or delivered in connection therewith shall remain in full force and effect and are hereby ratified and confirmed.

(c)           The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of the Administrative Agent or the Lenders, nor constitute a waiver of any provision of the Credit Agreement or any other documents, instruments and agreements executed and/or delivered in connection therewith.

5.             Governing Law.  This Amendment shall be construed in accordance with and governed by the law of the State of New York.

6.             Headings.  Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

7.             Counterparts.  This Amendment may be executed by one or more of the parties hereto on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument.  Signatures delivered by facsimile or PDF shall have the same force and effect as manual signatures delivered in person.

[Signature Pages Follow]

IN WITNESS WHEREOF, this Amendment has been duly executed as of the day and year first above written.

ETHAN ALLEN GLOBAL, INC.,
as the Borrower

By:	/s/ M. Farooq Kathwari
Name	M. Farooq Kathwari
Title:	President

ETHAN ALLEN INTERIORS INC.,

By:	/s/ M. Farooq Kathwari
Name	M. Farooq Kathwari
Title:	President

Signature Page to Amendment No. 1

Ethan Allen Global, Inc.

Credit Agreement dated as of May 29, 2009

JPMORGAN CHASE BANK, N.A.,
as Administrative Agent, Issuing Bank, Swingline Lender and individually as a Lender

By:	/s/ Joseph A. Lisack
Name:	Joseph A. Lisack
Title:	Vice President

Signature Page to Amendment No. 1

Ethan Allen Global, Inc.

Credit Agreement dated as of May 29, 2009

CAPITAL ONE LEVERAGE FINANCE CORP.,
as a Lender

By:	/s/ Nick Malatestinic
Name:	Nick Malatestinic
Title:	SVP

Signature Page to Amendment No. 1

Ethan Allen Global, Inc.

Credit Agreement dated as of May 29, 2009

WELLS FARGO RETAIL FINANCE, LLC,
as Issuing Bank and individually as a Lender

By:	/s/ Cory Loftus
Name:	Cory Loftus
Title:	Vice President

Signature Page to Amendment No. 1

Ethan Allen Global, Inc.

Credit Agreement dated as of May 29, 2009

CONSENT AND REAFFIRMATION

Each of the undersigned hereby acknowledges receipt of a copy of the foregoing Amendment No. 1 to the Credit Agreement dated as of May 29, 2009 (the “Credit Agreement”) by and among Ethan Allen Global, Inc. (the “Borrower”), Ethan Allen Interiors Inc. (“Holdings”), the financial institutions from time to time party thereto (the “Lenders”) and JPMorgan Chase Bank, N.A., as Administrative Agent (the “Administrative Agent”), which Amendment No. 1 is dated as of October 23, 2009 (the “Amendment”).  Capitalized terms used in this Consent and Reaffirmation and not defined herein shall have the meanings given to them in the Credit Agreement.   Without in any way establishing a course of dealing by the Administrative Agent or any Lender, each of the undersigned consents to the Amendment and reaffirms the terms and conditions of the Guarantee Agreement and any other Loan Document executed by it and acknowledges and agrees that such agreements and each and every such Loan Document executed by the undersigned in connection with the Credit Agreement remains in full force and effect and is hereby reaffirmed, ratified and confirmed.  All references to the Credit Agreement contained in the above-referenced documents shall be a reference to the Credit Agreement as so modified by the Amendment.

Dated:  October 23, 2009

[Signature Page Follows]

ETHAN ALLEN OPERATIONS, INC

By:	/s/ M. Farooq Kathwari
Name	M. Farooq Kathwari
Title:	President

LAKE AVENUE ASSOCIATES, INC.

By:	/s/ M. Farooq Kathwari
Name	M. Farooq Kathwari
Title:	President

MANOR HOUSE, INC.

By:	/s/ M. Farooq Kathwari
Name	M. Farooq Kathwari
Title:	President

ETHAN ALLEN REALTY LLC

By Ethan Allen Operations, Inc., its Sole Member

By:	/s/ M. Farooq Kathwari
Name	M. Farooq Kathwari
Title:	President

ETHAN ALLEN RETAIL, INC.

By:	/s/ M. Farooq Kathwari
Name	M. Farooq Kathwari
Title:	President

Signature Page to Consent and Reaffirmation to Amendment No. 1

Ethan Allen Global, Inc.

Credit Agreement dated as of May 20, 2009

SCHEDULE 2.01

COMMITMENTS

Lender	Commitment

JPMorgan Chase Bank, N.A	$25,000,000
Wells Fargo Retail Finance, LLC	$20,000,000
Capital One Leverage Finance Corp.	$15,000,000

Aggregate Commitment:	$60,000,000